Exhibit 5.4

July 17, 2023

Midwest Microwave Solutions, Inc.

c/o HEICO Corporation

3000 Taft Street

Hollywood, Florida 33021

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Midwest Microwave Solutions, Inc., an Iowa corporation (“Guarantor”), in connection with the preparation of the registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by HEICO Corporation, a Florida corporation ( “Company”), Guarantor, and certain other subsidiaries of the Company (collectively, the “Subsidiary Guarantors”). The Registration Statement relates to, among other things, the issuance and sale of debt securities of the Company (“Debt Securities”) and guarantees of the Debt Securities by the Subsidiary Guarantors (collectively, the “Guarantees” and each, a “Guarantee,” and, together with the Debt Securities, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”).

Debt Securities will be issued pursuant to an indenture, supplemental indenture, and/or additional supplemental indentures (collectively, the “Indenture”) between the Company and Truist Bank, a North Carolina banking corporation, as trustee (the “Trustee”) and, if applicable, one or more Subsidiary Guarantors, as guarantors. The Indenture will be substantially in the form of the base indenture attached as Exhibit 4.9 to the Registration Statement (the “Base Indenture”). Any Guarantee of Debt Securities will be issued pursuant to a supplement to, or separate provision in, the Indenture (each, a “Guarantee Supplement”), as applicable, pursuant to which the corresponding Debt Securities are issued.

For purposes of this opinion, we have reviewed final forms of the Registration Statement and the Base Indenture.

We have also examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (a) Amended and Restated Articles of Incorporation of Guarantor filed with the Iowa Secretary of State on August 26, 2015 (“Articles of Incorporation”), (b) Amended and Restated Bylaws of Guarantor dated August 21, 2015, (c) Certificate of Existence of Guarantor issued by the Iowa Secretary of State on July 17, 2023 (the “Good Standing Certificate”), (d) Action by Unanimous Written Consent of the Directors and Managers of the Company and Subsidiary Guarantors dated July 17, 2023, and (e) Certificate to Counsel by Carlos L. Macau, Jr., Executive Vice President – Chief Financial Officer of the Company and Treasurer of Guarantor dated July 17, 2023.

July 17, 2023

In connection with this opinion, we have conducted such inquiries and examinations of law as we deem necessary or appropriate for rendering this opinion. We have not reviewed any documents other than the Registration Statement, the Base Indenture, and the documents listed in clauses (a) through (e) in the immediately preceding paragraph and have not conducted any examination of any public records, and the opinions rendered herein are limited accordingly.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties and the due authorization, execution, and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, Guarantor, and others.

We have also assumed that, at the time of the issuance and delivery of each of any Securities and at the time of issuance, delivery, and execution of the instrument evidencing the same: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the appropriate Indenture; and (v) Guarantor will have obtained any legally required consents, approvals, authorizations and other orders of any regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the Indenture.

Based upon and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1. Based solely on the Articles of Incorporation and the Certificate of Good Standing, Guarantor is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Iowa.

2. Guarantor has the corporate power and authority to execute and deliver, and to perform its obligations under, the Base Indenture and one or more Indentures in the form of the Base Indenture, including the Guarantee thereunder or under any Guarantee Supplement issued thereunder by Guarantor.

July 17, 2023

The opinions in this letter are based solely on the laws of the State of Iowa, as currently in effect, and nothing herein shall be construed to be an opinion as to the applicability or effect of the laws of any other jurisdiction.

The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

This opinion letter is rendered to you in connection with the Registration Statement. Without our prior written consent, this opinion letter may not be relied upon for any other purpose or by any other person except that Akerman LLP may rely on the opinion included herein for the purposes of delivering its opinion to the Company in connection with the filing of the Registration Statement. Additionally, this opinion may be filed with the Commission as an exhibit to the Registration Statement, and our firm may be referred to under the caption “Legal Matters” in the Registration Statement provided such reference discloses our limited representation and opinion as to only those matters described in this letter. In giving this consent, we do not admit that we are in the category of persons whose consent is required under the Securities Act or the Rules.

Very truly yours,

/s/ HARTZOG CONGER CASON LLP

HARTZOG CONGER CASON LLP